UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

SciQuest, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Weston Parkway, Suite 200, Cary, North Carolina	27513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
SciQuest, Inc. (the Company) held its 2011 Annual Meeting of Stockholders on May 4, 2011. Four proposals were voted upon at the annual meeting. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 25, 2011. All of the proposals passed. The final results for the votes regarding each proposal are set forth below.
Proposal One: Election of two directors for three-year terms expiring in 2014:

			BROKER
NOMINEE	VOTES FOR	VOTES WITHHELD	NON-VOTES
Timothy Buckley	18,390,542	2,506	209,679
Daniel Gillis	18,390,542	2,506	209,679
Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

			BROKER
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
18,586,247	16,480	0	0
Proposal Three: Approval of an advisory resolution regarding the compensation of the named executive officers as disclosed in the Company’s proxy statement:

			BROKER
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
18,332,313	60,335	400	209,679
Proposal Four: Approval of an advisory resolution regarding the frequency of voting on the stockholders’ advisory resolution regarding the compensation of the named executive officers:

				BROKER
ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	NON-VOTES
18,306,948	84,800	1,000	300	209,679
In light of the fact that “one year” received a majority of the votes cast, the Company’s Board of Directors has determined that it will hold future stockholder advisory votes on executive compensation on an annual basis.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: May 9, 2011	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)